UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		October 28, 2003

Eateries, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	0-14968	73-123048
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 S. Santa Fe Avenue, Edmond, Oklahoma		73003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		405-705-5000

Not Applicable
(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure.

        Eateries, Inc. has issued a press release on October 28, 2003 which is attached hereto as an exhibit.

Item 7. Financial Statements and Exhibits.

       (c) Exhibits.

             (99) Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     EATERIES, INC.

                                                     Registrant

Date: October 28, 2003	By: /s/ BRADLEY L. GROW
Bradley L. Grow
Vice President
Chief Financial Officer

Exhibit 99.

 Eateries, Inc. Receives $9,101,495 Award and Fees

From J.R. Simplot Company

Edmond, Oklahoma, October 28, 2003.  Vincent F. Orza, Jr., Chairman and Chief Executive Officer of Eateries Inc., (OTC Bulletin Board: EATS) today announced the receipt of its $8,584,932 judgment from the J.R. Simplot Co. The payment was in addition to the previous payment of $516, 563 for legal fees and costs bringing the total judgment and fees paid to Eateries at $9,101,405. The payments finalize Eateries’ more than five year battle with Simplot.

 The suit stemmed from Simplot’s July 1998 shipment of contaminated chili rellenos to four of Eateries Phoenix restaurants that caused customers to become ill.  With the assistance of the Maricopa County Health Department, Eateries, Inc. was able to determine the cause of the food poisoning was the J.R. Simplot product.  Eateries’ restaurants were the focus of a barrage of negative newspaper and television news coverage as a result of the Simplot contamination.

          Eateries, Inc. sued Simplot in Oklahoma state court to recover damages incurred. Simplot had the case removed to United States District Court for the Western District of Oklahoma.  Simplot then admitted liability and after a bench trial on damages, the district court awarded Eateries $6.5 million, plus attorney’s fees and costs.  Both sides filed motions to amend the award and after considering those motions, the district court entered an amended judgment increasing Eateries’ award to $8.4 million plus attorney’s fees and costs.

          Simplot appealed that judgment to the Tenth Circuit Court of Appeals and Eateries cross appealed.  The Tenth Circuit Court of Appeals affirmed $8.2 million of the judgment along with $355,644 in interest, the previously paid $516,563 in legal fees and an additional $25,000 in legal fees bringing the total judgment to more than $9.1 million.

          "The last five years have been devastating for Eateries, Inc.  We have spent millions of dollars rebuilding the reputation of the restaurants affected by Simplot’s actions.  Recovering some of that money is gratifying but repairing the damage done to the reputation of the restaurants and our shareholder value will take much longer.  The lesson other restaurants should learn from our experience is simple.  Vendor relations are unpredictable when things go wrong," said Eateries Chairman & CEO, Vincent Orza.

Eateries, Inc., is headquartered in Edmond, Oklahoma, and owns, operates, franchises, and licenses 61 restaurants in 20 states under the names Garfield’s Restaurant and Pub, Garcia’s Mexican Restaurants and Pepperoni Grill. For additional information, contact Vincent F. Orza, Jr. at 405-705-5000.

From time to time, the Company may publish forward-looking statements relating to certain matters including anticipated financial performance, business prospects, the future opening of Company-owned and franchised restaurants, anticipated capital expenditures, and other matters. All statements other than statements of historical fact contained in this press release or in any other report of the Company are forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of that safe harbor, the Company notes that a variety of factors, individually or in the aggregate, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements including, without limitation, consumer spending trends and habits; competition in the casual dining restaurant segment; weather conditions in the Company’s operating regions; laws and government regulations; general business and economic conditions; availability of capital; success of operating initiatives and marketing and promotional efforts; and changes in accounting policies. In addition, the Company disclaims any intent or obligation to update those forward-looking statements.